                                                                    EXHIBIT 12.1



                         CARL KARCHER ENTERPRISES, INC.



                     COMPUTATION OF RATIO OF DEBT TO EQUITY



                                                     FISCAL YEAR ENDED JANUARY 31,
                                     -------------------------------------------------------------
                                      1994           1993         1992         1991         1990
                                     -------       --------     --------     --------     --------
Debt:
  Current portion of long-term
     debt..........................  $13,207       $ 28,467     $ 29,759     $ 30,554     $ 27,892
  Current portion of capital lease
     obligations...................    3,354          3,158        2,959        2,251        1,914
                                     -------       --------     --------     --------     --------
                                      16,561         31,625       32,718       32,805       29,806
  Long-term debt...................   17,414         31,742       50,485       58,297       67,652
  Capital lease obligations........   45,886         48,512       51,589       58,840       56,985
                                      63,300         80,254      102,074      117,137      124,637
                                     -------       --------     --------     --------     --------
                                     $79,861       $111,879     $134,792     $149,942     $154,443
                                     -------       --------     --------     --------     --------
                                     -------       --------     --------     --------     --------
Shareholders' equity:
  Common stock.....................  $33,928       $ 28,793     $ 26,788     $ 27,532     $ 26,948
  Retained earnings................   58,148         55,939       62,891       51,286       39,684
                                     -------       --------     --------     --------     --------
                                     $92,076       $ 84,732     $ 89,679     $ 78,818     $ 66,632
                                     -------       --------     --------     --------     --------
                                     -------       --------     --------     --------     --------
Ratio of debt to equity............     0.9x           1.3x         1.5x         1.9x         2.3x
                                     -------       --------     --------     --------     --------
                                     -------       --------     --------     --------     --------